UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2005

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	0-26680 (Commission File Number)	8736-3354 (I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida (Address of Principal Executive Offices)		33759 (Zip Code)

(727) 726-0763
(Registrant’s telephone number, Including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 8.01 Other Events

May 12, 2005 — Clearwater, Florida — Nicholas Financial, Inc. (Nasdaq, NICK), today announced that its Board of Directors has declared a three for two (3 for 2) stock split on the Company’s outstanding shares of common stock, payable in the form of a 50% stock dividend, on June 17, 2005, to shareholders of record as of the close of business on June 3, 2005. The Company presently has approximately 6,500,000 shares of common stock outstanding. As a result of the stock dividend, the Company will have approximately 10,000,000 shares of common stock outstanding.

The Company’s Board of Directors has also elected to discontinue paying the semi-annual dividend of five cents ($.05) per share. The Board unanimously felt that based on the returns generated by the Company on invested capital, it would be fundamentally sound to re-invest after tax profits to fuel continued growth.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
99.2	Press release dated May 12, 2005, announcing (3 for 2) stock split and discontinuation of semi-annual dividend.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: May 12, 2005	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer (Principal Executive Officer)

Date: May 12, 2005	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description
99.2	Press release dated May 12, 2005, announcing (3 for 2) stock split and discontinuation of semi-annual dividend.